Exhibit 10.4


                              EMPLOYMENT AGREEMENT
                               JONATHON P. REUBEN


            AGREEMENT, dated as of October 1, 1997 by and between QUALITY PRODUCTS, INC., a Delaware corporation having its principal place of business at 560 Dublin Avenue, Columbus, Ohio 43215-2388 ("Employer") and Jonathon P. Reuben ("Employee") residing at with an address 23440 Hawthorne Boulevard, Suite 270, Torrance, California 90505.

     1. Capacity. Employer hereby employs Employee to serve as Vice President and Chief Financial and Accounting Officer of the Employer, and Employee hereby agrees to accept the foregoing employment.

     2. Duties. Employee shall perform executive duties and assume executive responsibilities consistent with Employee's position in Employer. Employee agrees to devote his full business time and attention to the performance of his duties hereunder. Employee shall be entitled to perform his duties hereunder at such locations in North America as he, in his reasonable discretion determines (the "Office"), and nothing herein shall be construed to require Employee to relocate. Employee's duties shall include: (a) consultation with the Company's accounting personnel and independent auditors with respect to the preparation of quarterly and annual financial statements for the Company ad its subsidiaries and the annual audit thereof; (b) the preparation of the Company's and its subsidiaries' federal, state and local income and other tax returns; and (c) providing assistance and guidance to the Company's management with respect to financial statement and tax matters pertaining to the Company. The Company acknowledges that Employee is a certified public accountant who is currently self-employed full time and will remain self-employed or otherwise employed full time apart from his employment with the Company. Employee shall devote such time to his duties hereunder as is reasonably necessary to allow Employee to complete such duties on a timely basis, but Employee will not be required to devote any particular portion of his time and attention to the performance of his duties hereunder.

     3. Term of Agreement. Subject to the provisions of Paragraph 5 hereof, the term of this Agreement (the "Term") shall commence as of the date hereof and continue until September 30, 2000.

     4. Compensation. During the Term, Employer will pay to Employee and Employee will accept from Employer an annual salary of Thirty Thousand ($30,000) Dollars, payable in equal installments at Employer's usual payroll intervals. Employee shall be reimbursed for all reasonable and necessary out-of-pocket business expenses (including without limitation, travel and long distance telephone costs related to the Employer's business) incurred by him during the course of his employment on behalf of the Employer; provided, however, that the Employer shall not be responsible for Employee's expenses of maintaining an Office apart from the Company's principal administrative office.



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     5.     Termination.

            This Agreement may be terminated for any of the following reasons:

        (a)Upon the death of Employee, the Agreement and the Term shall be deemed terminated as of the date of death.

        (b)Employer may, upon ten (10) business days written notice to Employee, terminate the employment of Employee and the Term hereof in the event that (i) Employee shall be convicted of or plead guilty (which shall include a plea of nolo contendre) to a misdemeanor involving dishonesty or moral turpitude or a felony; (ii) Employee's "permanent and total disability" as such term is used by
Section 22(e) of the Internal Revenue Code of 1986, as amended; (iii) an illegal, immoral or unethical act by the Employee resulting in or intended to result, directly or indirectly, in gain to the Employee or a third party at the expense of the Employer, (iv) the Employee's willful engagement in misconduct that results in material injury to the Employer or (v) the Employee's continuing inability for whatever reason, or willful and continued failure, to substantially perform the Employee's duties to the Employer or a breach of the Employee's duties to the Employer which remains uncured within thirty (30) days after a written demand for cure is delivered to the Employee by the Employer, which demand specifically identifies the manner in which it is believed that the Employee has not substantially performed his duties or has breached a duty.

            6. Partial Invalidity. In the event any one or more of the provisions of this Agreement shall be judicially held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, but the remainder of this Agreement shall not in any way be affected thereby. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            7. Notices. All notices and other communications which are required or which may be given under this agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by Federal Express, Express Mail or any other overnight delivery service, upon receipt; and if mailed by registered or certified mail, return receipt requested, two days after mailing. All notices, are to be given or made to the parties at the addresses set forth on the first page of this Agreement (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph).

            8. No Waiver. The waiver by Employer or Employee of a breach of any provision of the Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other party.

            9. Binding on Successors. This Agreement shall inure to the benefit of and shall be binding upon Employee, his heirs, executors, administrators, and legal representatives, and shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The obligations of Employee may not be delegated and Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.


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            10.   Miscellaneous.   This   Agreement   constitutes   the   entire
understanding between the parties hereto relating to the subject matter of this Agreement, superseding any and all prior written or prior or contemporaneous agreements, proposals or understandings, and no commitments by either party implied or otherwise outside of this Agreement shall be binding on the parties hereto unless expressly set forth herein. This Agreement will be interpreted and construed in accordance with the laws of the State of Ohio applicable to agreements executed and to be performed wholly within such state. The parties consent to the jurisdiction and venue of the federal and state courts in Columbus, Ohio, New York, New York and Wilmington, Delaware for the resolution of any dispute hereunder. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of
the   provisions  of  this   Agreement.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the date first above set forth.

                                         QUALITY PRODUCTS, INC.

                                             /S/ BRUCE C. WEAVER
                                         BY:------------------------------
                                                 BRUCE C. WEAVER, President

                                            /S/ JONATHON P. REUBEN
                                         BY:----------------------------------
                                                JONATHON P. REUBEN




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